Exhibit 10.9.5

FIFTH AMENDMENT TO LEASE

This is a Fifth Amendment to Lease dated as of November 30, 020 by and between SNH Medical Office Properties Trust, a Maryland real estate investment trust (“Landlord”), and Axogen Corporation, a Delaware corporation (“Tenant”).

WHEREAS, Wigshaw, LLC (“Original Landlord”) and Tenant entered into that certain Lease dated February 6, 2007 (the “Original Lease”), for certain premises in the building known as Progress One and located at 13859 Progress Boulevard, Alachua, Florida; and

WHEREAS, Landlord succeeded to the interest of Original Landlord under the Original Lease and with Tenant entered into that certain First Amendment to Lease dated March 14, 2012, that certain Second Amendment to Lease dated February 25, 2013, and that certain Third Amendment to Lease (the “Third Amendment”) dated November 12, 2013 (the Original Lease as so amended being hereinafter referred to as the “13859 Lease”); and

WHEREAS, pursuant to the Third Amendment, the premises demised by the 13859 Lease were relocated to approximately 11,761 rentable square feet (the “Relocated Premises”) in the building known as Progress Two and located at 13631 Progress Boulevard, Alachua, Florida, as more particularly described in the Third Amendment; and

WHEREAS, Landlord and Tenant entered into a Fourth Amendment to Lease (the “Fourth Amendment”) dated as of March 16, 2016 expanding the premises demised to Tenant at 13631 Progress Boulevard (the 13859 Lease as so amended being the “Lease”); and

WHEREAS, Landlord and Tenant have agreed to amend the Lease to cause the terms attributable to all of the premises demised by the Lease to be co-terminous and to expire on October 31, 2021, subject to and upon the terms and conditions hereinafter provided; and

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.The definition of “Term” set forth in Section 1.1(l) of the Original Lease is hereby amended to reflect that the Term shall expire on October 31, 2021, which shall be the Expiration Date. Section 13 of the Fourth Amendment shall be null and void.

3.“Annual Gross Rent” for the period from November 1, 2020 through October 31, 2021 shall be $370,701.81per annum.

4.The provisions of Sections 10 and 11 of the Fourth Amendment are hereby deleted and the following is inserted in their place:

So long as the Lease is still in full force and effect, and subject to the Conditions (as hereinafter defined), which Landlord may waive, in its discretion, at any time, but only by notice to Tenant, Tenant shall have the right to extend the Term for one (1) additional period of five (5) years (the “Extended Term”) commencing on November 1, 2021 and expiring on October 31, 2026. All of the terms, covenants and provisions of the Lease in effect immediately prior to the commencement of the Extended Term shall apply to such Extended Term except that (i) the Annual Gross Rent for each year of such Extended Term shall be equal to one hundred and three percent (103%) of the Annual Gross Rent in effect for each immediately preceding year; (ii) Tenant shall have no further right to extend the Term beyond the Extended Term hereinabove provided and (iii) the Expiration Date shall be amended to be October 31, 2026. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice (an “Election Notice”) of such election not later than January 31, 2021. If Tenant fails to give such Election Notice to Landlord timely, the Term shall automatically terminate no later than October 31, 2021, and Tenant shall have no further option to extend the Term, it being agreed that time is of the essence with respect to the giving of the Election Notice. If Tenant shall extend the Term pursuant to the provisions of this paragraph, such extension shall (subject to satisfaction of the Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents. The “Conditions” are that, as of the date of the Election Notice, there shall exist no event of default by Tenant and Axogen Corporation shall actually occupy the then current entire Leased Premises.

5.	As amended hereby, the Lease is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereunto have executed this Fifth Amendment as of the date first written above.

LANDLORD:

SNH Medical Office Properties Trust By: The RMR Group LLC, its agent

By:	/s/ Jennifer F. Francis
Executive Vice President

TENANT:

Axogen Corporation

By:	/s/ Peter J. Mariani
Chief Financial Officer